Exhibit 99.1

Senetek Retains Tri-Artisan Partners LLC to

Seek Strategic Acquisitions

Napa, Calif., July 21, 2004 /PRNewswire-FirstCall/ — Senetek PLC (Nasdaq: SNTK - News) www.senetekplc.com, a healthcare technology company focused on developing and co-marketing products for the anti-aging markets worldwide, announced that at a special meeting on July 15th its Board of Directors unanimously approved retaining Tri-Artisan Partners LLC, a New York-based merchant bank, to assist the Company in expanding and diversifying its portfolio of proprietary technologies within its core businesses of skin care and dermatologicals through complementary acquisitions.

Tri-Artisan Partners LLC principally serves middle market companies by combining senior Wall Street expertise with a team of over 40 senior operating executives who are drawn from key industry sectors including the specialty pharmaceutical and medical device sectors. Roger C. Kahn, a Managing Director who has focused on the biotechnology, medical device and specialty pharmaceutical sectors over the course of his 23 year career on Wall Street, including senior positions at Bear Stearns and CIBC Oppenheimer, will lead the Tri-Artisan Partners team advising Senetek PLC.

Frank J. Massino, Chairman and Chief Executive Officer of Senetek, commented, “Tri-Artisan’s evaluation of Senetek’s strengths and needs complements the previously announced strategic course set by our Board and charted in our 2004 Business Plan, to strengthen and broaden our base of proprietary skincare and dermatological technologies while out-licensing our pharmaceuticals and disposing of non-core assets. We look forward to working with Tri-Artisan to identify and execute strategic transactions to speed our growth in the rapidly expanding skin care and dermatological sectors.”

Senetek PLC Investor Relations Contact:

1-707-226-3900 ext.102

E-mail: Pknopick@eandecommunications.com

Safe Harbor Statement

This news release contains statements that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, including those that may suggest improved shareholder values as a result of the Company’s engagement of Tri-Artisan Partners LLC. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those expressed in such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company’s Annual Report on Form 10-K for the year 2003. However, the Company necessarily can give no assurance that it has identified all of the factors that may result in any particular forward-looking statement materially differing from actual results, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.